Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 23, 2023, relating to the financial statements of Galapagos NV and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2022.

Zaventem, Belgium, December 4, 2023.

/s/ Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises BV/SRL
Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises BV/SRL